CTE Investor Relations
100 CTE Drive
Dallas, PA 18612-9774

INVESTOR NEWS

Contact:	David G. Weselcouch
Senior Vice President – Investor Relations
and Corporate Communications
(570) 631-2807

CTE Reports 2004 Second Quarter Results

CTE Reports Second Quarter Diluted Earnings Per Share of $0.76

CTE Achieves 1% Consolidated Switched Access Line Growth;
1% Consolidated Revenue Growth; 6% Consolidated Operating Income Growth; and,
35% DSL Subscriber Growth

Michael J. Mahoney, CTE president and CEO, will host a conference call and simultaneous webcast at 9:00 a.m. (EDT) this morning. Mr. Mahoney will review CTE’s 2004 second quarter results, and update 2004 guidance. The call is expected to last approximately 30 minutes. To access today’s conference call, please call 1-877-277-1088. The conference call passcode is 8279158. The simultaneous webcast can be accessed via the Internet at www.ct-enterprises.com. The conference call will be archived and available for replay for 48 hours following the call. To access the replay, please call 1-800-642-1687, passcode 8279158. The webcast will also be available for replay for 48 hours at www.ct-enterprises.com.

Dallas, PA – August 5, 2004 – Commonwealth Telephone Enterprises, Inc. (“CTE”) [NASDAQ: CTCO], today announced financial results for the 2004 second quarter.

CTE Consolidated Results

For the 2004 second quarter, CTE reported diluted earnings per share (“EPS”) of $0.76, versus reported diluted EPS of $0.64 in the 2003 second quarter. Included in CTE’s 2004 second quarter reported diluted EPS is a $0.8 million (pre-tax), or $0.02 per share (after-tax), favorable effect resulting from a positive settlement in connection with certain restructuring charges recorded in the 2000 fourth quarter. Included in CTE’s 2003 second quarter reported diluted EPS is a $1.5 million (pre-tax), or $0.04 per share (after-tax), charge reflecting legal and financial advisory expenses in connection with CTE’s recapitalization, which was announced on April 25, 2003, and completed on September 3, 2003.

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CTE ended the 2004 second quarter with a total of 475,762 switched access lines installed, reflecting an increase of 2,387 switched access lines installed in the 12 months ended on June 30, 2004, or a growth rate of 1%.

CTE’s consolidated revenues in the 2004 second quarter were $84.0 million, a growth rate of 1% versus the 2003 second quarter. The 2003 second quarter revenues, which were $83.0 million, included approximately $1.9 million of access revenues that are not reflected in the 2004 second quarter due to the percent local usage (“PLU”) issue relating to Verizon Communications Inc., that was initially discussed in CTE’s 2003 third quarter Form 10-Q.

CTE’s consolidated operating income in the 2004 second quarter was $26.7 million, versus $25.2 million in last year’s second quarter. The 2004 second quarter operating income includes a $0.8 million favorable effect resulting from the previously mentioned restructuring charge reversal. The 2003 second quarter reflected roughly $1.9 million of operating income that is not reflected in the 2004 second quarter due to the PLU issue mentioned above.

For the 2004 second quarter, CTE reported net income of $16.3 million, versus reported net income of $15.2 million in the 2003 second quarter.

Consolidated capital expenditures (“CAPEX”) were $10.6 million in the 2004 second quarter, versus CAPEX of $12.1 million in the year ago quarter.

The table below sets forth highlights of CTE’s 2004 second quarter reported consolidated results, versus the 2003 second quarter reported consolidated results:

	2004 Second Quarter	2003 Second Quarter	% Change Inc./(Dec.)

Total Access Lines	475,762	473,375	1%
Revenues	$84.0M	$83.0M	1%
Operating Income	$26.7M	$25.2M	6%
Depreciation and Amortization	$18.0M	$17.5M	3%
CAPEX	$10.6M	$12.1M	(12%)
Reported EPS	$0.76	$0.64	19%

“We have completed a solid 2004 second quarter,” said Michael J. Mahoney, CTE’s president and chief executive officer. “Our consolidated access line growth was 1%, and we achieved reported consolidated revenue growth of 1%, despite absorbing the loss of $1.9 million of revenues related to the PLU issue, as well as mandated access rate reductions at CTSI. We grew our operating income by 6% versus last year’s second quarter, primarily on the strength of high-margin revenue growth at Commonwealth Telephone Company, as well as diligent cost control across our operations, while expanding our consolidated operating income margin by 150 basis points, versus last year, to 31.8%.”

Common Stock Repurchase Program Update

CTE announced on April 12, 2004, that it had substantially completed the initial $100 million of authorized common stock repurchases in connection with its previously announced $150 million

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total Board authorized common stock repurchase program. In the 2004 second quarter, CTE completed approximately $19 million of common stock repurchases. Since the stock repurchase program began last November, CTE has repurchased 3,030,410 common shares in open market and block transactions at an average all-in cost of approximately $38.88 per share, or just under $118 million.

Repurchased shares have been placed in Treasury and may be used for the Company’s employee benefit plans. No time limit has been set for the completion of the remaining $32 million of authorized common stock repurchases. The remaining authorized repurchases will be executed at CTE’s discretion, based on ongoing assessments of the Company’s capital needs and the market value of CTE’s common stock.

Commonwealth Telephone Company (“CT”) Results

CT had a total of 336,446 switched access lines installed at the end of the 2004 second quarter – down slightly from the 338,340 switched access lines installed at the end of last year’s second quarter. CT’s residential additional line penetration was 37% at the end of the 2004 second quarter, versus 40% at the end of the corresponding quarter last year. A portion of the quarter-over-prior-year-same-quarter decline in additional line penetration is attributed to the solid DSL growth achieved at CT over the past year. CT’s installed base of business lines increased by 3% in the 2004 second quarter, versus the 2003 second quarter.

CT’s 2004 second quarter revenues grew 5% to $56.9 million, versus revenues of $54.2 million in the 2003 second quarter. CT’s second quarter revenue growth was driven by increased access revenues, which resulted primarily from a favorable change in the NECA (National Exchange Carrier Association) average schedule settlement formula that took effect in July 2003, strong DSL revenue growth, and a 5% increase in enhanced services revenues.

CT’s 2004 second quarter operating income was $25.4 million, an 8% increase over last year. This solid growth in operating income was primarily driven by growth in high-margin access revenues, and continued focus on cost control.

CT’s 2004 second quarter CAPEX were $7.1 million, versus $6.3 million in the 2003 second quarter. The increased CAPEX in the second quarter versus last year resulted primarily from timing differences.

CTSI, LLC (“CTSI”)

CTSI had a total of 139,316 switched access lines installed at the end of the 2004 second quarter – a growth rate of 3% versus the 135,035 access lines installed at the end of the 2003 second quarter. At the end of the 2004 second quarter, 98% of CTSI’s access lines were “on-switch,” and 54% were “on-net” (defined as 100% on CTSI’s owned network). CTSI’s business/residential line split at the end of the 2004 second quarter was 91%/9%.

CTSI’s 2004 second quarter revenues were $20.8 million, versus revenues of $21.5 million in the 2003 second quarter. CTSI’s 2003 second quarter revenues included approximately $1.9 million

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of access revenues, which are not included in the 2004 second quarter revenues due to the PLU issue. CTSI’s 2004 second quarter revenues also reflect FCC (Federal Communications Commission) mandated access rate reductions that went into effect in June 2003.

CTSI’s operating income in the 2004 second quarter was $2.6 million, versus operating income of $2.5 million in the 2003 second quarter. Included in CTSI’s 2004 second quarter operating income is a $0.8 million pre-tax favorable effect resulting from the aforementioned 2000 fourth quarter restructuring charge reversal. The quarter-over-prior-year-same-quarter comparison also reflects the effect of the PLU issue, as well as other access revenue reductions resulting from the FCC mandated changes to access rates mentioned above, which went into effect at the end of the 2003 second quarter.

CTSI’s 2004 second quarter capital expenditures were $3.3 million, versus $5.6 million in the year ago quarter. The decreased CAPEX in the second quarter versus last year was primarily due to the decrease in line additions versus last year’s second quarter.

Jack Flash® DSL

In the 2004 second quarter, CTE’s DSL (digital subscriber line) product, Jack Flash®, installed 1,037 net new DSL subscribers. Jack Flash® had a total of 15,326 installed DSL subscribers at the end of the 2004 second quarter, a growth rate of 35% versus last year’s second quarter. Jack Flash® is marketed in CTE’s CT and CTSI geographies. Jack Flash® utilizes DSL technology to provide broadband connectivity over standard telephone lines at speeds over 50 times faster than today’s traditional dial-up modems.

2004 Guidance Outlined

The table below sets forth CTE’s consolidated 2004 full year guidance, which Mr. Mahoney will discuss on this morning’s conference call and webcast:

	Item	Previously Communicated 2004 Full Year Guidance	Updated 2004 Full Year Guidance*

Consolidated CTE	Access Line Growth	2% - 3%	0% - 1%
	Revenue Growth	0% - (1%)	Unchanged
	Operating Income	$97M - $98M	$98M - $99M
	Depreciation and Amortization	$71M - $72M	Unchanged
	Effective Tax Rate	38%	37% - 38%
	Diluted EPS – 3Q04	n/a	$0.63 - $0.64
	Diluted EPS – FY04	$2.55 - $2.57	$2.68 - $2.70
	CAPEX	$48M - $50M	$43M - $45M

* Does not reflect the remaining authorized $32 million of stock repurchases.

“I am again pleased to be in a position to raise our earnings guidance for the full year,” said Mahoney. “Our solid second quarter financial performance, coupled with the accretive effect of our stock repurchases, has led us to increase our 2004 reported diluted EPS guidance to a range of $2.68 to $2.70 per share, from our prior reported diluted EPS guidance of $2.55 to $2.57.”

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About CTE

Headquartered in Dallas, PA, Commonwealth Telephone Enterprises, Inc., serves a growing base of business and residential customers with the full array of technologically advanced data and voice telecommunications products and services, including broadband data services and high-speed Internet access, delivered over its 100% digitally switched, fiber-rich network.

CTE’s primary operating segments are: Commonwealth Telephone Company (“CT”), the nation’s seventh largest publicly held independent local exchange carrier, which has been operating in various rural Pennsylvania markets since 1897; and, CTSI, LLC (“CTSI”), a local exchange carrier operating in competitive markets outside CT’s territory, that formally commenced operations in 1997. Jack Flash®, a broadband data service that uses DSL technology to offer high-speed Internet access and digital connectivity solutions, is offered throughout CTE’s service territories. CTE’s support businesses include epix® Internet Services (www.epix.net), one of the Northeast’s largest rural Internet Service Providers (“ISPs”), and Commonwealth Communications, a provider of telecommunications equipment and facilities management services.

A web site featuring current information regarding Commonwealth Telephone Enterprises, Inc., can be found on the Internet at www.ct-enterprises.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward- looking statements. Certain information included in this press release is forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future and cause them to be different from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties related to the Company’s ability to further penetrate its markets and the related costs of that effort, economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials and inventories, technological developments, reductions in rates or traffic that is subject to access charges, changes in the competitive environment in which the Company operates and receipt of necessary approvals.

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	THREE MONTHS ENDED JUNE 30, 2004				THREE MONTHS ENDED JUNE 30, 2003

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$56,925	$20,780	$6,309	$84,014	$54,206	$21,474	$7,321	$83,001
Costs & Expenses (excluding other operating expenses)	19,588	13,803	6,662	40,053	19,293	13,827	7,205	40,325

Depreciation & Amortization	11,977	5,212	836	18,025	11,523	5,109	877	17,509

Restructuring Reversals	-	(799)	-	(799)	-	-	-	-

Operating Income (Loss)	25,360	2,564	(1,189)	26,735	23,390	2,538	(761)	25,167

Interest and Dividend Income				1,216				474
Interest Expense				(4,325)				(2,208)
Other Income (Expense), net				502				(1,193)
Equity in Income of Unconsolidated Entities				1,790				1,423

Income before Income Taxes and Cumulative Effect of Accounting Change				25,918				23,663

Provision for Income Taxes				9,600				8,449

Income before Cumulative Effect of Accounting Change				16,318				15,214

Cumulative Effect of Accounting Change, Net of Tax				-				-

Net Income				$16,318				$15,214

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Dollars in Thousands)
(GAAP)

	SIX MONTHS ENDED JUNE 30, 2004				SIX MONTHS ENDED JUNE 30, 2003

	CT	CTSI	OTHER	TOTAL	CT	CTSI	OTHER	TOTAL

Sales	$114,441	$41,332	$12,621	$168,394	$108,927	$42,969	$14,263	$166,159
Costs & Expenses (excluding other operating expenses)	39,052	27,607	13,781	80,440	38,849	27,111	14,192	80,152

Depreciation & Amortization	23,670	10,301	1,661	35,632	23,211	10,169	1,756	35,136

Restructuring Reversals	-	(799)	-	(799)	-	-	-	-

Operating Income (Loss)	51,719	4,223	(2,821)	53,121	46,867	5,689	(1,685)	50,871

Interest and Dividend Income				2,292				1,180
Interest Expense				(8,812)				(4,596)
Other Income (Expense), net				519				(1,158)
Equity in Income of Unconsolidated Entities				2,025				1,654

Income before Income Taxes and Cumulative Effect of Accounting Change				49,145				47,951

Provision for Income Taxes				18,262				17,783

Income before Cumulative
Effect of Accounting Change				30,883				30,168
Cumulative Effect of Accounting Change, Net of Tax				-				13,230

Net Income				$30,883				$43,398

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(GAAP)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,

	2004	2003	2004	2003

Basic Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.77	$0.65	$1.42	$1.29
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.00	$0.56

Net Income	$0.77	$0.65	$1.42	$1.85

Weighted Average Common Shares Outstanding	21,207,371	23,515,230	21,674,971	23,476,185

Diluted Earnings per
Average Common Share:

Income before Cumulative Effect of Accounting Change	$0.76	$0.64	$1.41	$1.27
Cumulative Effect of Accounting Change, Net of Tax	$0.00	$0.00	$0.00	$0.56

Net Income	$0.76	$0.64	$1.41	$1.83

Weighted Average Common Shares and
Common Stock Equivalents Outstanding	21,387,484	23,720,987	21,836,286	23,657,039

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	JUNE 30, 2004	DECEMBER 31, 2003

ASSETS

CURRENT ASSETS:

Cash and Temporary Cash Investments	$264,163	$336,035

Accounts Receivable and Unbilled Revenues, Net of Allowance
for Doubtful Accounts of $2,591 in 2004 and $2,329 in 2003	47,562	50,240

Other Current Assets	12,982	9,387

Deferred Income Taxes	17,460	17,016

Total Current Assets	342,167	412,678

PROPERTY PLANT AND EQUIPMENT (NET OF ACCUMULATED
DEPRECIATION OF $481,400 IN 2004 AND $452,989 IN 2003)	394,500	410,485

INVESTMENTS	10,201	10,204

DEFERRED CHARGES AND OTHER ASSETS	16,343	18,286

TOTAL ASSETS	$763,211	$851,653

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COMMONWEALTH TELEPHONE ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Dollars in Thousands)

	JUNE 30, 2004	DECEMBER 31, 2003

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

Notes Payable	$50,000	$65,000

Capital Lease Obligation	721	777

Current Maturities of Long Term Debt	-	5,623

Accounts Payable	25,458	29,135

Advance Billings and Customer Deposits	5,478	5,212

Accrued Expenses	52,352	54,331

Accrued Restructuring Expenses	74	812

Total Current Liabilities	134,083	160,890

LONG TERM DEBT	300,000	323,898

CAPITAL LEASE OBLIGATION	721	1,082

DEFERRED INCOME TAXES	83,584	79,876

OTHER LONG TERM LIABILITIES	19,463	23,178

COMMON SHAREHOLDERS' EQUITY:

Common Stock	24,112	24,014

Additional Paid-in Capital	276,983	267,076

Deferred Compensation	(11,878)	(6,451)

Other Comprehensive Loss	(1,341)	(2,490)

Retained Earnings	55,783	24,900

Treasury Stock at Cost, 3,047,043 shares at June 30, 2004
and 1,207,016 at December 31, 2003	(118,299)	(44,320)

Total Common Shareholders' Equity	225,360	262,729

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$763,211	$851,653

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COMMONWEALTH TELEPHONE ENTERPRISES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (Dollars in Thousands) (GAAP)

	SIX MONTHS ENDED JUNE 30,

	2004	2003

NET CASH PROVIDED BY OPERATING ACTIVITIES	$62,344	$54,769

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant & Equipment	(19,921)	(19,466)
Other	2,336	2,689

Net Cash Used in Investing Activities	(17,585)	(16,777)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemption of Long-Term Debt	(29,521)	(29,504)
Redemption of Short-Term Debt	(15,000)	-
Proceeds from Exercise of Stock Options	2,751	3,329
Capital Lease Payments	(417)	(66)
Payment Made for Debt Issuance Costs	(82)	-
Stock Repurchases	(74,362)	-

Net Cash Used in Financing Activities	(116,631)	(26,241)

Net (Decrease)/Increase in Cash and Temporary Cash Investments	(71,872)	11,751

Cash and Temporary Cash Investments at Beginning of Period	336,035	34,935

Cash and Temporary Cash Investments at End of Period	$264,163	$46,686

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